Exhibit 99.3
Coursera Makes $100 Million Strategic Investment in LearnVector, a New AI-Native Learning Company Founded by Andrew Ng
The investment is intended to advance Coursera’s AI strategy and reflects its conviction that AI expands the market for learning rather than replacing it

LearnVector plans to put AI agents to work for human development to redefine learning from one-to-many to a personal, one-on-one learning experience for every learner

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR), a leading global online learning platform, today announced a $100 million strategic equity investment in LearnVector Inc., a new AI-native learning company founded and led by Andrew Ng, one of the world’s most influential figures in AI and a co-founder of Coursera. The investment marks an important step in Coursera’s next chapter of growth, a strategy powered by putting AI to work across its platform, and will give the company the potential to fundamentally transform the learning experience and expand the total market for learning.

For most of history, great teaching has been scarce, rationed by cost, geography, and time. LearnVector’s ambition is to make it abundant. Building on Andrew Ng’s pioneering work in agentic AI, LearnVector is creating a fundamentally new learning experience: not a search box or a chatbot that hands you an answer and moves on, but a one-on-one learning experience that adapts to how you learn, practices with you, and stays with you until you’ve mastered the material and can prove it, whether that’s advancing into a new role or reaching genuine command of a subject.

“AI will be the greatest force in accelerating human development, if we do it right. Rather than replace people or make learning obsolete, AI grows the demand for trusted learning,” said Andrew Ng, CEO of LearnVector and co-founder of Coursera. “With LearnVector, we’re putting AI to work for human development, transforming learning from the traditional one-to-many model to one-to-one and opening a limitless set of new opportunities for learners everywhere.”

Coursera believes the investment will accelerate a strategy already underway across its platform, where Coursera is leveraging AI to make learning more personalized, effective, and measurable, strengthening engagement, retention, and conversion in its core business today. The move reflects Coursera’s conviction that AI expands the market for learning rather than replacing it. Building on the greater scale and market reach of Coursera’s recent combination with Udemy, this strategic investment in LearnVector is expected to give Coursera the potential to grow the market itself and impact a far broader audience of learners, turning occasional learning into an everyday habit and addressing the near-limitless, largely underserved demand for learning.

The parties are exploring potential commercial collaborations under which LearnVector intends to pair Ng’s agentic AI with a distinct set of capabilities we believe no other company can match: Coursera’s accredited, trusted content; an enterprise and higher-education ecosystem reaching more than 300 million learners and 12,000 enterprise customers; and unrivaled data on how the world learns. The first LearnVector product experiences are targeted for early 2027. Together, the goal is to deliver a trusted, one-on-one learning experience unique to each learner, the winning formula a chatbot can’t replicate.

“Andrew is one of the world’s foremost experts in AI, and his founding vision for LearnVector is a throughline of Coursera’s own mission, to provide universal access to world-class learning,” said Greg Hart, CEO of Coursera. “This strategic investment reflects our conviction that AI expands the market for learning rather than diminishing it. Combined with the transformative AI work already underway across our platform, Andrew’s expertise and LearnVector’s innovations can act as a force multiplier for our next chapter of growth. Ultimately, AI creates a bigger pie for learning, and our ambition is for Coursera to be the trustworthy, personalized learning path that helps people achieve their goals.”

Coursera’s $100 million strategic investment currently represents a one-third ownership interest in LearnVector on a fully diluted basis.

Second Quarter 2026 Financial Results and Conference Call

As previously announced, Coursera will release its financial results for the second quarter ended June 30, 2026, after the U.S. stock market closes on Wednesday, July 29, 2026, followed by a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Greg Hart, chief executive officer, and Mike Foley, chief financial officer, will host the call, which will include prepared remarks from Andrew Ng, Coursera’s co-founder, regarding today’s strategic investment. A live, audio-only webcast of the conference call, the earnings release, and supplemental materials will be available to the public on Coursera’s investor relations website at investor.coursera.com. An archived replay will be accessible in the same location for one year.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “aim,” “ambition,” “anticipate,” “believe,” “can,” “continue,” “conviction,” “could,” “demand,” “design,” “estimate,” “expand,” “expect,” “goal,” “grow,” “intend,” “may,” “might,” “mission,” “need,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of Coursera’s strategic investment in LearnVector and any anticipated commercial collaboration between the parties; LearnVector’s product development plans and the potential impact of its technology; the aim of LearnVector to put AI agents to work to create more personalized, one-to-one learning experiences that adapt to each learner and address the need for continuous, trusted skills development; the expansion of Coursera’s market opportunity and anticipated expansion of the market itself; the potential to transform the learning experience; our AI strategy and initiatives, our internal development initiatives; our progress in growth initiatives; the opportunity to build a more personalized, AI-native learning experience; the potential for learning to become a daily habit and for demand expansion; our mission to provide universal access to world-class learning; the strength of our content creator and customer relationships; anticipated features and benefits of our offerings; and our financial outlook, future financial and operational performance, and expectations, among others.

These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: risks related to our strategic investment in LearnVector, including the ability of the parties to negotiate and enter into potential commercial collaboration agreements on mutually acceptable terms, or at all; the ability of LearnVector to develop and commercialize its AI-native learning technology; the ability of Coursera to realize the anticipated strategic benefits of the investment; the performance and financial condition of LearnVector; our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing content creator relationships; risks related to our AI innovations and AI generally; risks related to our recent business combination with Udemy, including our ability to successfully integrate operations; our ability to compete effectively; risks related to our investment in, and any potential future collaboration with, LearnVector, including our ability to enter into a definitive strategic agreement with LearnVector on the anticipated terms or at all, and to realize the anticipated benefits therefrom; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory and/or policy matters or changes; risks related to intellectual property; cybersecurity and privacy risks; potential disruptions to our platform; our history of net losses and ability to achieve or sustain profitability; as well as the risks and uncertainties discussed in our most recently filed annual and quarterly reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Regulation FD Disclosure

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

Special Committee Approval

A special committee comprised entirely of directors determined by the Board of Directors of Coursera (the “Board”) to be independent and disinterested with respect to the matters to be considered (the “Special Committee”) was formed by the Board and, with the assistance of its own advisors, considered, evaluated, and negotiated the terms of the transaction agreements, following which the Special Committee unanimously approved Coursera’s investment in LearnVector.

About LearnVector

LearnVector is an AI-native learning company reinventing how people learn. Founded in 2026 by Andrew Ng — co-founder of Coursera and Google Brain, former Chief Scientist at Baidu, and founder of DeepLearning.AI — LearnVector is building one-to-one learning experiences powered by agentic AI: systems that plan a personal learning path, adapt to how each person learns, and stay with them until they've mastered new skills. The company is backed by a strategic investment from Coursera and is based in the Bay Area. For more information, visit LearnVector.ai or contact press@learnvector.ai.

About Andrew Ng

Andrew Ng is one of the most influential figures in modern artificial intelligence. He co-founded and led Google Brain, served as chief scientist at Baidu, and directed the Stanford Artificial Intelligence Laboratory. He co-founded Coursera in 2012 and has taught AI to millions worldwide, coining the vocabulary the industry now speaks, from “AI is the new electricity” to “agentic AI.” Across every role, one throughline holds: Ng builds tools that put advanced capability into as many hands as possible.

About Coursera

Coursera was launched in 2012 by Andrew Ng and Daphne Koller with a mission to provide universal access to world-class learning. Coursera partners with leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, and degrees. Coursera’s platform innovations — including AI-powered personalized guide and features, like Role Play and Course Builder, and role-based solutions like Skills Tracks — enable instructors, partners, and companies to deliver scalable, personalized, and verified learning. Institutions worldwide rely on Coursera to upskill and reskill their employees, students, and citizens in high-demand fields such as GenAI, data science, technology, and business, while learners globally turn to Coursera to master the skills they need to advance their careers. Coursera is a Delaware public benefit corporation and a B Corp. Coursera recently combined with Udemy to create one of the world’s most comprehensive skills development platforms. Together, the Coursera and Udemy platforms reach more than 300 million learners and 12,000 enterprise customers worldwide.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

For media: press@learnvector.ai

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